Exhibit (d)

[Letterhead of Paul Hastings LLP]

October 17, 2017

JPMorgan Chase Bank, N.A., as Depositary

4 New York Plaza, Floor 12

New York, NY 10004

Re: Pre-Effective Amendment No. 1 to Registration Statement on Form F-6/A (File No. 333-220873) – American Depositary Shares evidenced by American Depositary Receipts for deposited ordinary shares of RISE Education Cayman Ltd

Ladies and Gentlemen:

We have acted as counsel to JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), in connection with the Pre-Effective Amendment No. 1 to Registration Statement on Form F-6/A (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by the legal entity created by the Deposit Agreement (as defined below), relating to up to 20,000,000 American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), each ADS representing two (2) ordinary shares, par value US$0.01 per share, of RISE Education Cayman Ltd (the “Company”), a corporation organized under the laws of the Cayman Islands. The ADSs will be issued pursuant to the Deposit Agreement (the “Deposit Agreement”), to be entered into among the Company and its successors, the Depositary and all holders from time to time of ADRs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Deposit Agreement.

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination and in rendering the opinion expressed below, we have assumed (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all individuals executing all agreements, instruments, corporate records, certificates and other documents; and (v) that the relevant Deposited Securities will have been legally issued and duly deposited with a Custodian under and in accordance with all applicable laws and regulations.

Based upon and subject to the foregoing, and assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the Commission and the Deposit Agreement will have been duly authorized, executed and delivered, we are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement and the ADRs.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) the internal laws of the State of New York and (ii) the federal laws of the United States.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Paul Hastings LLP